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                                                                EXHIBIT 8.1




                                 June 14, 1996

Post Apartment Homes, L.P.
Post Properties, Inc.
3350 Cumberland Circle, N.W.
Suite 2200
Atlanta, Georgia 30339

Gentlemen:

     We have acted as counsel to Post Properties, Inc. (the "Company") in connection with that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 17, 1996 (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to the accuracy of the statements of law included in the Registration Statement under the heading "Federal Income Tax Considerations."

     We understand that our opinion will be attached as an Appendix to the Prospectus that is part of the Registration Statement and we hereby consent to such use of our opinion. All capitalized terms used herein without definition shall have the same meaning as in the Registration Statement.

                       FACTS AND ASSUMPTIONS RELIED UPON

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

                                    OPINIONS

     Based upon and subject to the foregoing, we are of the opinion that the discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations," to the extent that it contains statements or descriptions of the federal income tax laws, are accurate and fairly set forth the federal income tax considerations that are likely to be material to a holder of Securities.

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June 14, 1996
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     No opinion is expressed, however, as to whether the Company qualifies as a real estatement investment trust ("REIT") under the Code or whether the Operating Partnership and any Subsidiary Partnerships are properly classified as partnerships for federal income tax purposes. Counsel expects to deliver its opinion regarding the Company's qualified REIT status and the tax classification of the Operating Partnership and Subsidiary Partnerships for federal income tax purposes, together with its opinion as to the material federal income tax considerations applicable to a holder of the specific Securities being offered, at the time a Prospectus Supplement is filed with the Securities and Exchange Commission describing such Securities.

     The opinion expressed herein is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely effect the opinion rendered herein and the tax consequences to the Company and the investors in the Shares. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion.

     Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Securities.

                                                        Very truly yours,


                                                        King & Spalding